SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Haights Cross Communications, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398
(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

(914) 289-9400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Haights Cross Communications, Inc. (“HCC”) is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”). HCC is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. Rather, it continues to file its reports under the Exchange Act in order to comply with the reporting covenants contained in its bond indentures.

Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2009, HCC, Haights Cross Operating Company (“HCOC”), HCC’s wholly owned subsidiary, and all of its other direct and indirect U.S. subsidiaries (together with HCC and HCOC, the “Company”) entered into a Plan Support Agreement (the “Plan Support Agreement”) with certain holders of the Company’s 11 ¾% Senior Notes due 2011 (the “Senior Notes”), and each of the lenders under that certain Credit Agreement, dated as of August 15, 2008 (the “Credit Agreement”), by and among HCOC, as borrower, the guarantors party thereto, including HCC, and DDJ Capital Management, LLC, as administrative agent on behalf of the lenders party thereto from time to time (the  “Lenders” and collectively with the signatory holders of the Senior Notes, the “Plan Support Parties”).  One or more of these Plan Support Parties may also own HCC’s 12 ½% Senior Discount Notes due 2011 (the “Senior Discount Notes”).

The Plan Support Agreement contemplates that HCC and its U.S. subsidiaries will file voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) to implement a debt restructuring (the “Restructuring”) through a plan of reorganization (the “Plan”) to improve the Company’s capital structure.  The Plan, as proposed, would restructure the Company’s obligations under its Credit Agreement, Senior Notes and HCC’s Senior Discount Notes to substantially reduce the Company’s outstanding indebtedness from over $380 million to approximately $180 million of new secured term debt and extend the maturity of the Company’s debt until no earlier than three years from the effectiveness of the Plan.  The Plan will otherwise leave unimpaired the Company’s general unsecured claims, including those of trade creditors, which would be paid in full. The proposed restructuring is intended to substantially reduce the Company’s outstanding indebtedness and improve cash flows, including cash flows available for investing in the Company’s product offerings.

The Plan Support Agreement anticipates that the Restructuring will be implemented either (i) through a solicitation of votes for a “prepackaged” plan of reorganization pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended, and sections 1125 and 1145 of Chapter 11 of the Bankruptcy Code or (ii) through a “pre-negotiated” plan of reorganization, whereby definitive documents related to the Plan will be finalized prior to seeking bankruptcy relief, and votes on the Plan will be solicited, in either event involving Chapter 11 proceedings commenced in a United States Bankruptcy Court.

The proposed Plan contemplates that on the effective date of the Plan (the “Plan Effective Date”):

•
reorganized HCOC will issue new first lien notes (the “New First Lien Notes”) in an aggregate principal amount of $100 million, with a term of three (3) years and interest accruing at a rate of LIBOR plus 1,000 basis points per annum (with a floor of 300 basis points per annum);

•
reorganized HCOC will issue new second lien notes (the “New Second Lien Notes”) in an aggregate principal amount of $80 million, with a term of four (4) years and interest accruing at a rate of LIBOR plus 1,300 basis points per annum (with a floor of 300 basis points per annum);

•
all amounts owed under the terms of the Credit Agreement will be an allowed claim and repaid in full; provided, however, that in the event the Company, notwithstanding its commercially reasonable best efforts, is unable to procure financing (on terms no less favorable than those offered by the Plan Support Parties in the form of the New First Lien Notes) in an amount sufficient to be able to make such cash payment, each Lender shall receive New First Lien Notes in an aggregate principal amount equal to such allowed claim amount;

•
each holder of a Senior Note will receive its pro-rata share of (i) the New Second Lien Notes; (ii) 92% of the issued and outstanding common stock of the reorganized Company (the “New Common Stock”), subject to dilution for a Rights Offering (described below), if consummated, and any Exit Warrants (described below); plus (iii) the proceeds of the Rights Offering;

•
so long as the class representing the Senior Discount Notes has voted to accept the Plan, each holder of a Senior Discount Note will receive its pro-rata share of: (i) 8% of the issued and outstanding New Common Stock, subject to dilution for the Rights Offering, if consummated, and any Exit Warrants; (ii) a right to purchase New Common Stock pursuant to the Rights Offering; and (iii) the Exit Warrants;

•	each allowed general unsecured claim, including trade creditors, will remain unimpaired and will be paid in full; and
•	holders of common stock or other equity interests will not receive any amounts on account of their equity interests, which will be cancelled.

If applicable, the Rights Offering will entitle each holder of a Senior Discount Note to participate in a $32.5 million rights offering to acquire New Common Stock.  The Exit Warrants will have a term of three years and allow the holders to purchase up to 10% of the Company’s New Common Stock as of the Plan Effective Date.  The per share strike price of the warrants and per share exercise price of the rights will be based on: (i) the aggregate principal amount of the New First Lien Notes, plus (ii) the aggregate principal amount of the Senior Notes, plus accrued but unpaid interest thereon through the filing of petitions under Chapter 11 of the Bankruptcy Code, less (iii) the net cash of the reorganized Company on the Plan Effective Date in excess of $15 million.  All ownership percentages described above will be subject to dilution for management incentive equity awards, if any.

Confirmation of the Plan will be subject to customary conditions to effectiveness, including, without limitation, no stay of the confirmation order or occurrence of a material adverse change.  The recoveries summarized above are more fully described in the term sheet which forms a part of the Plan Support Agreement.

The Plan Support Agreement requires the Plan Support Parties, and their successors and assigns, to cast their votes in favor of the Plan and generally support the Plan.

The Plan Support Agreement is subject to certain termination events, including, among others, if the parties do not commence or complete the Plan solicitation, file the bankruptcy cases or achieve the Plan Effective Date within the requisite time periods set forth in the Plan Support Agreement.  Certain of the termination events may be extended or waived in accordance with the Plan Support Agreement.

Pursuant to the terms and conditions of the Plan Support Agreement, the Plan Support Parties have agreed to forbear exercising any rights or remedies relating to certain specified forbearance items with respect to the Credit Agreement, the Senior Notes or the Senior Discount Notes during the term of the agreement.

The above summary of the Plan Support Agreement is qualified in its entirety by the full text of the Plan Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

This report does not constitute an offer to sell, or the solicitation of an offer to purchase, any securities. Any such offer, if made, will be made pursuant definitive documentation to be provided to eligible security holders.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Extension to Forbearance Agreement.  As previously disclosed, the Company had entered into a number of forbearance agreements pursuant to which the Lenders agreed to forbear exercising any rights and remedies under the Credit Agreement primarily relating to certain financial covenant and reporting defaults.  Under the most recent forbearance agreement, as extended on September 3, 2009 (the “Forbearance Agreement”), the Lenders have agreed to forbear exercising any rights and remedies relating to certain specified forbearance items with respect to the Credit Agreement until the occurrence of the Termination Date under and as defined in the Plan Support Agreement, subject to the right of earlier termination in certain other limited circumstances.

Interest Payments on Senior Notes and Senior Discount Notes.  As previously disclosed, the Company has not made its semi-annual interest payments due August 3, 2009 and August 17, 2009, respectively, on the Senior Discount Notes and Senior Notes.  The Forbearance Agreement and Credit Agreement prohibit the Company from making interest payments on the Senior Discount Notes or Senior Notes while the Company remains in default under the Credit Agreement and the Company does not intend on making any such interest payments prior to seeking bankruptcy protection.  The failure to pay such interest, after a 30 day grace period following the date when due, constitutes an event of default under the applicable indenture that permits acceleration of such notes by the holders of 25% of the principal amount thereof or the trustee under the applicable indenture.

Item 7.01.  Regulation FD Disclosure.

On September 10, 2009, the Company issued a press release announcing the execution of the Plan Support Agreement and certain other matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 7.01, including the press release referred to herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.  Other Events

The Company intends to promptly file with the Commission a Form 15 Notice of Suspension of Duty to File Reports under the Exchange Act and to thereafter cease filing with the Commission or otherwise providing copies of such periodic and current reports.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Plan Support Agreement dated September 3, 2009

99.1	Press Release dated September 10, 2009

Cautionary Statement Regarding Forward-Looking Statements:

This Current Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements that we make in this Current Report are subject to a variety of risks, uncertainties, and other factors known and unknown that could cause actual results to differ materially from such forward-looking statements, including, but not limited to the completion of the Company’s announced restructuring and planned operation of our business, including the outcome and impact on our business of any resulting proceedings under Chapter 11 of the Bankruptcy Code. The Company makes no assurance that it will be successful in consummating the proposed Plan and restructuring or any other restructuring proposal on favorable terms if at all, which could also adversely affect the Company’s business plans and expectations.  As a result, the Company makes no assurance that the treatment of creditors outlined in this report and the term sheet included in the Support Agreement will not change significantly.  A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports filed with the Securities and Exchange Commission. The risks included above are not exhaustive. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2009	HAIGHTS CROSS COMMUNICATIONS, INC.

	By:	/s/ Mark Kurtz
		Name:	Mark Kurtz
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Plan Support Agreement dated September 3, 2009

99.1	Press Release dated September 10, 2009